Exhibit 10.1

KEY EMPLOYEE RETENTION AGREEMENT

This Key Employee Retention Agreement (this “Agreement”) is entered into as of May 6, 2026, by and between Organogenesis Holdings Inc., a Delaware corporation with its principal offices located at 85 Dan Road, Canton, Massachusetts 02021 (together with its successors and assigns, the "Company"), and Gary S. Gillheeney, Sr. (the "Executive"). This Agreement supersedes and replaces that certain Change in Control Retention Agreement dated as of May 10, 2021, by and between the Company and the Executive (the “CIC Agreement”).

WHEREAS, the Executive is currently employed by the Company as Chief Executive Officer and President; and

WHEREAS, the Board of Directors of the Company (the “Board”), after a recommendation from the Compensation Committee of the Board, has determined that it is in the best interests of the Company and its stockholders (i) to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company and (ii) to provide the Executive certain severance benefits in the event the Executive’s employment with the Company terminates under certain circumstances as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.
Termination of Employment Following a Change in Control.
1.1.
Definition of Terms
(a)
“Accelerated Vesting Benefit” shall mean that, notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards held by the Executive shall immediately accelerate and become fully exercisable, vested or nonforfeitable as of the date of the Executive’s termination of employment with the Company.
(b)
"Change in Control" shall mean the occurrence of any of the following: (i) the acquisition by an individual, entity, group or any other person of beneficial ownership of more than fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company or (y) the combined voting power of the election of directors for the Company; and/or (ii) the sale of substantially all of the Company's assets or a merger or sale of stock wherein the holders of the Company's capital stock immediately prior to such sale do not hold at least a majority of the outstanding capital stock of the Company or its successor immediately following such sale; (iii) the Company’s stockholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; and/or (iv) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
(c)
“CIC Severance Amount” shall be an amount equal to two times the sum of (i) the Executive’s base annual salary and (ii) the Executive’s annual target bonus, in each case at the highest rate in effect at any time during the 12 months immediately preceding the termination of the Executive’s employment with the Company.
(d)
“Continuation Benefits” shall consist of the Company paying the difference between the cost of COBRA continuation coverage, should the Executive elect to receive it, for the Executive and any dependent who received health insurance coverage prior to termination of the Executive’s employment with the Company, and any premium contribution amount applicable to the Executive as of such termination, for a specified period following the date of termination of the Executive’s employment with the Company. Continuation Benefits otherwise receivable by the Executive will be reduced to the extent benefits of the same type are received by the Executive during such specified period (and any such benefits received by the Executive shall be reported by the Executive to the Company).
(e)
An "Event of Constructive Termination" shall mean the occurrence of any of the following events:
(i)
a relocation of the Executive's principal workplace to a location more than 50 miles from the location of the Executive’s prior workplace without the Executive's express written consent;
(ii)
a material diminution in the Executive’s authority, duties or responsibilities, provided that, a material diminution of the Executive’s authority, duties or responsibilities shall be deemed to have occurred if the Executive ceases to have such authorities, duties or responsibilities with respect to the entity which is the ultimate parent entity of the Company following a Change in Control;
(iii)
a material diminution in the Executive's compensation or benefits without the express written consent of the Executive; or
(iv)
any other action or inaction that constitutes a material breach by the Company of any written agreement under which the Executive provides services to the Company;

provided, that no such event or occurrence shall constitute an Event of Constructive Termination unless (x) written notice thereof is given by the Executive to the Company within ninety (90) days of its occurrence, (y) the Company shall fail to remedy or cure such event or occurrence within thirty (30) days following its receipt of such notice from the Executive, and (z) the Executive shall within sixty (60) days after the expiration of such 30-day period give written notice to the Company of the Executive’s election to terminate the Executive’s employment pursuant to this paragraph by reason of such event or occurrence.

(f)
“Non-CIC Severance Amount” shall be an amount equal to one and a half times the Executive’s base annual salary at the highest rate in effect at any time during the 12 months immediately preceding the termination of the Executive’s employment with the Company.
1.2.
Termination for Cause. In the event of termination of the Executive's employment for Cause, all compensation of the Executive and any other rights the Executive may have under this Agreement shall cease upon the termination date of the Executive’s employment, the Executive shall receive no Non-CIC Severance Amount, no CIC Severance Amount, no Continuation Benefits, no Accelerated Vesting Benefit and no further payments or benefits shall be paid or payable to the Executive by the Company for any period thereafter, except to the extent that the Executive shall have accrued benefits under any retirement plan adopted by the Company for the benefit of its employees and except for all compensation owing hereunder to the Executive as of the date of termination for Cause.

For purposes of this Agreement, "Cause" shall mean:

(a)
the Executive has been charged by the United States or a state or political subdivision thereof with conduct which is a felony or which is a misdemeanor involving moral turpitude, deceit, dishonesty or fraud under the laws of the United States or any state or political subdivision thereof;
(b)
fraud or embezzlement by the Executive with respect to funds of the Company or dishonest, unethical or improper conduct by the Executive that has had, or is reasonably likely to have, a material adverse impact on the reputation for honesty and fair dealing of the Company;
(c)
the Executive’s failure to comply with lawful instructions not inconsistent with this Agreement given to the Executive by the Board, which failure is not cured or corrected within thirty (30) days after the Executive’s receipt of written notice from the Company referring to this paragraph and describing with specificity the instructions with which the Executive did not comply;
(d)
the Executive’s material failure to comply with reasonable policies, directives, standards and regulations adopted by the Company, including, without limitation, the Company’s policies regarding insider trading, except any such failure, that, if capable of cure, is remedied by the Executive within thirty (30) days after the Executive’s receipt of written notice from the Company referring to this paragraph and describing with specificity the failure of the Executive to comply; and
(e)
material breach by the Executive of the Invention, Non-Disclosure and Non-Competition Agreement by and between the Executive and the Company (the “Employee Agreement”) or any other written agreement between the Executive and the Company, except any such breach, that, if capable of cure, is remedied by the Executive within thirty (30) days after the Executive’s receipt of written notice from the Company referring to this paragraph and describing with specificity the breach by the Executive.
1.3.
Voluntary Termination by Executive.
(a)
The Executive may voluntarily terminate the Executive’s employment at any time by written notice to the Company, in which case the Executive shall receive no Non-CIC Severance Amount, no CIC Severance Amount, no Continuation Benefits, no Accelerated Vesting Benefit and no further payments or benefits shall be paid or payable to the Executive by the Company for any period after such termination of employment, except to the extent that the Executive shall have accrued benefits under any plan adopted by the Company for the benefit of its employees generally and except for all compensation owing hereunder to the Executive as of the date of voluntary termination.
(b)
Notwithstanding the foregoing:

(i) upon the occurrence of an Event of Constructive Termination at any time during the 24-month period following a Change in Control, the Executive may, by written notice to the Company pursuant to clause (z) of Section 1.1(e) above, voluntarily terminate the Executive’s employment with the Company, and in such event: (i) the Company shall pay to the Executive in a lump sum on the next regularly-scheduled payroll date following the Release Effective Date (as defined below) the CIC Severance Amount, plus all other compensation, including, without limitation, any commissions earned but not yet paid, owed by the Company to the Executive as of the date of the Executive’s termination; (ii) the Company shall provide to the Executive the Continuation Benefits for a period of 24 months following such termination; and (iii) the Executive shall receive the Accelerated Vesting Benefit as of such date of termination; and

(ii) upon the occurrence of an Event of Constructive Termination at any time prior to a Change in Control or at any time after the 24-month anniversary of a Change in Control, the Executive may, by written notice to the Company pursuant to clause (z) of Section 1.1(e) above, voluntarily terminate the Executive’s employment with the Company, and in such event: (i) the Company shall pay to the Executive the Non-CIC Severance Amount in substantially equal installments in accordance with the Company's payroll practice over eighteen months beginning on the next regularly-scheduled payroll date following the Release Effective Date, plus all other compensation, including, without limitation, any commissions earned but not yet paid, owed by the Company to the Executive as of the date of the Executive’s termination and (ii) the Company shall provide to the Executive the Continuation Benefits for a period of 18 months following such termination.

1.4.
Termination by the Company without Cause.
(a)
In the event that the Executive's employment under this Agreement is terminated by the Company other than for Cause at any time during the 24-month period following a Change in Control, then: (i) the Company shall pay to the Executive in a lump sum on the next regularly-scheduled payroll date following the Release Effective Date the CIC Severance Amount, plus all other compensation, including, without limitation, any commissions earned but not yet paid, owed by the Company to the Executive as of the date of the Executive’s termination; (ii) the Company shall provide to the Executive the Continuation Benefits for a period of 24 months following such termination; and (iii) the Executive shall receive the Accelerated Vesting Benefit as of such date of termination.
(b)
In the event that the Executive's employment under this Agreement is terminated by the Company other than for Cause at any time prior to a Change in Control or at any time after the 24-month anniversary of a Change in Control, then: (i), the Company shall pay to the Executive the Non-CIC Severance Amount in substantially equal installments in accordance with the Company's payroll practice over eighteen months beginning on the next regularly-scheduled payroll date following the Release Effective Date, plus all other compensation, including, without limitation, any commissions earned but not yet paid, owed by the Company to the Executive as of the date of the Executive’s termination and (ii) the Company shall provide to the Executive the Continuation Benefits for a period of 18 months following such termination.
2.
Other Provisions.
2.1.
Amounts Payable Less Withholding Taxes. The amounts payable by the Company hereunder shall be less any applicable withholding for federal, state or local income and employment taxes.
2.2.
Parachute Payments. In the event that the Non-CIC Severance Amount, the CIC Severance Amount, the Continuation Benefits, the Accelerated Vesting Benefits and other benefits provided for in this Agreement or otherwise payable to the Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Executive’s benefits under this Agreement shall be either:
(a)
delivered in full, or
(b)
delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive on an after–tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: reduction of cash payments, cancellation of equity awards granted within the 12-month period prior to a “change in control” (as determined under Code Section 280G) that are deemed to have been granted contingent upon the change in control (as determined under Code Section 280G), cancellation of accelerated vesting of equity awards, reduction of employee benefits.

Unless the Company and the Executive otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

2.3.
Section 409A. It is intended that this Agreement comply with or be exempt from Section 409A of the Code and the Treasury Regulations and IRS guidance thereunder (collectively referred to as “Section 409A”). Notwithstanding anything to the contrary in this Agreement, this Agreement shall, to the maximum extent possible, be administered, interpreted, and construed in a manner consistent with Section 409A. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of the Executive’s employment shall be made unless and until the Executive has a “separation from service” within the meaning of Section 409A. If any provision of this Agreement provides for payment within a time period, the determination of when such payment shall be made within such time period shall be solely in the discretion of the Company; provided, however, that if for the period for providing and not revoking a Release at Section 2.4 below spans two calendar years, no payment shall be made until the second calendar year. In the case of any amounts payable under this Agreement that may be treated as payable in the form of “a series of installment payments,” as defined in Treasury Regulation Section 1.409A-2(b)(2)(iii), the right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of such Treasury Regulation. If the Executive is a “specified employee” as determined pursuant to Section 409A as of the date of termination of employment and if any payment or benefit provided for in this Agreement or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting the Executive to additional tax, interest, or penalties under Section 409A, then any such payment or benefit shall be delayed until the earlier of (i) the date which is six (6) months after the Executive’s “separation from service” within the meaning of Section 409A for any reason other than death, or (ii) the date of the Executive’s death. Any payment or benefit otherwise payable or to be provided to the Executive upon or in the six (6) month period following “separation from service” that is not so paid or provided by reason of this Section 2.3 shall be accumulated and paid or provided to the Executive in a single lump sum, as soon as practicable (and in all events within 15 days) after the date that is six (6) months after the Executive’s “separation from service” (or, if earlier, as soon as practicable, and in all events within fifteen (15) days, after the date of the Executive’s death). All subsequent payments or benefits, if any, shall be payable or provided in accordance with the payment schedule applicable to each payment or benefit. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder shall be subject to the additional tax imposed under Section 409A, and any ambiguities herein shall be interpreted to so comply. The Company and the Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to the Executive under Section 409A.

2.4.
Noncompetition Agreement and Release. It shall be a condition to the receipt by the Executive of any payment or benefit pursuant to this Agreement that the Executive shall have executed and delivered to the Company a noncompetition agreement (the “Noncompetition Agreement”) in substantially the form attached as Exhibit A hereto, and a general release (the “Release”) in substantially the form attached as Exhibit B hereto. The Executive acknowledges and agrees that the Employee Agreement, except to the extent superseded by the Noncompetition Agreement, is a binding and enforceable obligation of the Executive that inures to the benefit of the Company’s successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business in a Change in Control. The timing of any payment or benefit pursuant to this Agreement shall be governed by the following provisions. The Executive must execute and deliver the Release within 21 days after termination of employment. If the Executive has revocation rights, such rights must be exercised, if at all, not later than seven business days after execution of the Release (the eighth business day following the execution and non-revocation of the Release referred to as the “Release Effective Date”). The Executive shall not receive the Non-CIC Severance Amount, the CIC Severance Amount, the Accelerated Vesting Benefit nor the Continuation Benefits unless and until any revocation period has expired and the Release is effective.
2.5.
Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered personally (including by overnight courier) or, if sent by regular mail, three days after the date of deposit in the United States mails addressed as follows:
(a)
if to the Company, to:

Organogenesis Holdings Inc.
85 Dan Road
Canton, Massachusetts 02021
Attention: Chair of the Compensation Committee

(b)
if to the Executive, to the address set forth on the signature page hereto;

or to such other address as either party may from time to time provide to the other by notice as provided in this section.

2.6.
Entire Agreement. This Agreement and the other agreements between the Executive and the Company referred to in this Agreement constitute the entire agreement and understanding between the Company and the Executive regarding the subject matter hereof, and supersede all prior negotiations, agreements, arrangements, and understandings, both written or oral, between the Company and the Executive with respect to the subject matter of this Agreement. Without limiting the generality of the foregoing, this Agreement supersedes and replaces the CIC Agreement and the severance terms of the Amended and Restated Key Employee Agreement dated February 1, 2007, as amended, by and between Organogenesis Inc. and the Executive.
2.7.
Waiver or Amendment.

(a)
The waiver by either party of a breach or violation of any term or provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement or of any other right or remedy.
(b)
No provision in this Agreement may be amended unless such amendment is set forth in a writing that specifically refers to this Agreement and is signed by the Executive and the Company.
2.8.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflict of laws rules.
2.9.
Successors; Assignment. The Company shall require any successor via a Change in Control (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement shall inure to the benefit of, and shall be binding upon, each of the Company and the Executive and their respective heirs, personal representatives, legal representatives, successors and assigns.
2.10.
Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof. If any part of this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid part had not been inserted.
2.11.
Section Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning, construction or interpretation of any or all of the provisions of this Agreement.
2.12.
Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument.
2.13.
Authority to Execute. The undersigned representative of the Company represents and warrants that he has full power and authority to enter into this Agreement on behalf of the Company, and that the execution, delivery and performance of this Agreement have been authorized by the Board. Upon the Executive's acceptance of this Agreement by signing and returning it to the Company, this Agreement will become binding upon the Executive and the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EXECUTIVE	ORGANOGENESIS HOLDINGS INC.
/s/ Gary S. Gillheeney, Sr. Name: Gary S. Gillheeney, Sr. Address:	By: /s/ Lori Freedman Lori Freedman
ORGANOGENESIS INC. By: /s/ Lori Freedman Lori Freedman

Exhibit A

NONCOMPETE AGREEMENT

This NONCOMPETE AGREEMENT (the "AGREEMENT"), made as of the [ ] day of [ ], is entered into between Organogenesis Holdings Inc., a Delaware corporation with offices at 85 Dan Road, Canton, Massachusetts 02021 (the "Company") and [ ] (the "Employee").

RECITALS:

A. The Company is willing to grant certain severance and other benefits to the Employee, under the circumstances specified in that certain Key Employee Retention Agreement dated [ ], 2026 between the Company and the Employee (the “Retention Agreement”); and

B. As set forth in the Retention Agreement, the Employee's execution of this Agreement is a condition to the Employee’s receipt of such benefits;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
NON-COMPETITION COVENANTS.
(a)
NON-COMPETITION COVENANTS. The Employee agrees that the Employee will not, during the Non-Competition Period (as hereinafter defined), directly or indirectly:
(i)
as owner, employee, officer, director, partner, sales representative, agent, stockholder, capital investor, lessor, consultant or advisor, either alone or in association with others (other than as a holder of not more than one percent of the outstanding shares of any series or class of securities of a company, which securities of such class or series are publicly traded in the securities markets), develop, design, produce, market, sell or render (or assist any other person or entity in developing, designing, producing, marketing, selling or rendering), products or services which are competitive with the Business of the Company (as hereinafter defined) anywhere in the world;
(ii)
solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the customers, prospective customers or referral sources of the Company with whom the Company has had a relationship during the period of the Employee's employment by the Company; or
(iii)
recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company.

(b)
DEFINITIONS. For the purposes of this Section 1, the following terms shall have the respective meanings indicated below:
(i)
"NON-COMPETITION PERIOD" shall mean the [18-month period (if being paid the Non-CIC Severance Amount)][24-month period (if being paid the CIC Severance Amount)] commencing on the last day of the Employee's employment by the Company.

(ii) "BUSINESS OF THE COMPANY" shall mean all activities of the Company, including, without limitation, research, development, sales, engineering, financial and accounting work, IT maintenance and development, technical and clinical feasibility investigations (conducted or contemplated), governmental approvals (obtained or applied for) and the manufacturing, fabrication, packaging, sale, distribution, or licensing of any products or services offered or contemplated to be offered by the Company in the fields of i) advanced wound care for the treatment of chronic and acute wounds, tissue regeneration, skin substitutes, and/or the healing of musculoskeletal injuries, and ii) surgical and sports medicine. For the avoidance of doubt and without limitation, such fields shall include living and non-living tissue and organ replacement and repair constructs, related to the sub-fields of wound repair, bio-surgery, and bio-aesthetics, including, but not limited to: (a) living dermal equivalents, living epidermal equivalents, living skin equivalents, wound coverings and wound management products; (b) living connective tissue constructs and biomaterial constructs for the repair and/or replacement tendon, ligament, body-wall, cardiac tissue, vasculature, bone, cartilage, neural tissue; (c) injectable matrix compositions, injectable cell compositions, topical compositions containing cytokines, growth factors, and other cell-communication compounds; (d) natural and synthesized collagen compositions, and natural and synthesized extracellular matrix compositions; (e) cell culture media for culturing cells and living constructs; (f) stem cells; and (g) cell- delivery constructs.

2.
INJUNCTIVE AND OTHER EQUITABLE RELIEF.
(a)
The Employee consents and agrees that if the Employee violates any of the provisions of Section 1 hereof, the Company shall be entitled, in addition to any other remedies it may have at law, to the remedies of injunction, specific performance and other equitable relief for a breach by the Employee of Section 1 of this Agreement. This Section 2(a) shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.
(b)
Any waiver by the Company of a breach of any provision of Section 1 hereof shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.
(c)
The Employee agrees that each provision of Section 1 shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of the other clauses herein. Moreover, if one or more of the provisions contained in Section 1 shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

(d) If the Company shall prevail in any action, suit or other proceeding (whether at law, in equity or otherwise) instituted concerning or arising out of this Agreement, it shall recover, in addition to any other remedy granted to it therein, all its costs and reasonable attorneys’ fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

3.
OTHER AGREEMENTS. »

The Employee represents and warrants that the Employee’s performance of all the terms of this Agreement does not and will not breach any other agreement by which he is bound.

4.
ENTIRE AGREEMENT.»

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. In particular, this Agreement supersedes Section [2.2] of the Employee Agreement, but the rest of the Employee Agreement remains in full force and effect.

5.
AMENDMENT.»

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

6.
GOVERNING LAW.»

This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its choice of law principles. The Employee hereby consents to (a) service of process, and to be sued, in The Commonwealth of Massachusetts and (b) to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of Employee's obligations hereunder, and Employee expressly waives any and all objections he or she may have as to venue in any such courts.

7.
SUCCESSORS AND ASSIGNS.»

This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

8.
MISCELLANEOUS.
(a)
No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
(b)
The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
(c)
This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

ORGANOGENESIS HOLDINGS INC.

By:
Name:
Title:

EMPLOYEE

 Name:

Exhibit B

GENERAL RELEASE AND WAIVER OF ALL CLAIMS
(INCLUDING OLDER WORKER BENEFITS PROTECTION ACT CLAIMS)

For good and valuable consideration, including without limitation the compensation and benefits set forth in the Key Employee Retention Agreement dated [ ], 20__ (the “Agreement”) between the undersigned and Organogenesis Holdings Inc. (the “Company”), to which this General Release and Waiver of All Claims is attached, the terms of which Agreement shall survive this General Release and Waiver of Claims, the undersigned, on behalf of and for himself or herself and his or her heirs, administrators, executors, representatives, estates, attorneys, insurers, successors and assigns (hereafter referred to separately and collectively as the “Releasor”), hereby voluntarily releases and forever discharges the Company, and its subsidiaries (direct and indirect), affiliates, related companies, divisions, predecessor and successor companies, and each of its and their present, former, and future stockholders, officers, directors, employees, agents, representatives, attorneys, insurers and assigns (collectively as “Releasees”), jointly and individually, from any and all actions, causes of action, claims, suits, charges, complaints, contracts, covenants, agreements, promises, debts, accounts, damages, losses, sums of money, obligations, demands, and judgments all of any kind whatsoever, known or unknown, at law or in equity, in tort, contract, by statute, or on any other basis, for contractual, compensatory, punitive or other damages, expenses (including attorney’s fees and cost), reimbursements, or costs of any kind, which the undersigned employee ever had, now has, or may have, from the beginning of the world to the date of this Release, known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, including but not limited to any and all claims arising out of or in any way related to the undersigned’s engagement by the Company (including the hiring or termination of that engagement), or any related matters including, but not limited to claims, if any arising under the Age Discrimination in Employment Act of 1967, as amended by the Older Worker Benefits Protection Act; the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Immigration Reform and Control Act of 1986; the Americans with Disabilities Act of 1990, as amended; the Employee Retirement Income Security Act (ERISA), as amended; the Massachusetts laws against discrimination and harassment (including Mass. Gen. L. c. 151B), protecting equal rights or concerning the payment of wages (including Mass. Gen. L. c. 149, section 148 et seq. and Mass. Gen. L. c. 151, section 1A, et seq.), and federal, state or local common law, laws, statutes, ordinances or regulations. Notwithstanding the foregoing, nothing contained in this General Release and Waiver of Claims shall be construed to bar any claim by the undersigned to enforce the terms of the Agreement.

[For employees aged 40 and older:

Releasor represents and acknowledges the following:

(a)
that Releasor understands the various claims Releasor could have asserted under federal or state law, including but not limited to the Age Discrimination in Employment Act, Mass. Gen. L. c. 151B, the Massachusetts Wage Act and Massachusetts overtime pay law and other similar laws;

(b)
that Releasor has read this General Release carefully and understands all of its provisions;

(c)
that Releasor understands that Releasor has the right to and is advised to consult an attorney concerning this General Release and in particular the waiver of rights Releasor might have under the laws described herein and that to the extent, if any, that Releasor desired, Releasor availed himself or herself of this right;

(d)
that Releasor has been provided at least twenty-one (21) days to consider whether to sign this General Release and that to the extent Releasor has signed this General Release before the expiration of such twenty-one (21) day period Releasor has done so knowingly and willingly;

(e)
that Releasor enters into this General Release and waives any claims knowingly and willingly; and

(f)
that this General Release shall become effective seven (7) business days after it is signed. Releasor may revoke this General Release within seven (7) business days after it is signed by delivering a written notice of rescission to Chair of Compensation Committee, Organogenesis Holdings Inc., 85 Dan Road, Canton, Massachusetts 02021. To be effective, the notice of rescission must be hand delivered, or postmarked within the seven (7) business day period and sent by certified mail, return receipt requested, to the referenced address.]

Signed and sealed this ____ day of _____________, 20__.

Signed: __________________________

Name (print): ___________________________